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                                                                   Exhibit 10.4


                              SERVICES AGREEMENT

            THIS SERVICES AGREEMENT (the "Agreement"), is made as of this 31st day of December, 1994, by and between OncorPharm, Inc., a Delaware corporation ("OncorPharm"), and Oncor, Inc., a Maryland corporation ("Oncor").

            In connection with the conduct of its business, Oncor desires to engage the services of OncorPharm, and OncorPharm is willing to provide such services to Oncor.

            In consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Oncor and the OncorPharm agree as follows:

            1. Oncor hereby retains and employs OncorPharm to provide services as set forth in Section 2 below, for the period and on the terms set forth in this Agreement. OncorPharm hereby accepts such employment and agrees during such period to render the services and to assume the obligations set forth herein. OncorPharm shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent Oncor in any way or otherwise be deemed an agent of Oncor. The services of OncorPharm to Oncor hereunder are not to be deemed exclusive and OncorPharm shall be free to render similar services to others.

            2. OncorPharm shall furnish to Oncor technical, research, and consulting services, as requested by Oncor and agreed to by OncorPharm, from time to time.

            3. OncorPharm shall be entitled to reimbursement from Oncor for its services rendered hereunder on a cost basis, for expenses incurred, including, but not limited to, salaries and wages of employees of OncorPharm (which may include officers and directors of OncorPharm) and other normal operating expenses. OncorPharm shall submit invoices to Oncor for such reimbursement of the cost of the services. Oncor shall have the option of paying such invoiced amounts in cash to OncorPharm or of offsetting such amounts against the balance of principal due from OncorPharm to Oncor pursuant to the terms of that certain Convertible Revolving Line of Credit Note, by and between OncorPharm and Oncor, of even date herewith.

            4. In the event Oncor requests that OncorPharm provide services other than those services set forth in Section 2, Oncor and OncorPharm shall negotiate in good faith and enter into a separate agreement setting forth the terms and conditions for the provision of such services and the appropriate compensation for such services, if any.

            5. OncorPharm understands that Oncor possesses Proprietary Information which is important to its business which may be disclosed to OncorPharm in connection with the
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services to be provided to Oncor hereunder. For purposes of this Agreement,
"Proprietary Information" is information that was developed, created, or discovered by Oncor, or which became known by, or was conveyed to Oncor, which has commercial value in Oncor's business. "Proprietary Information" includes, but is not limited to, information about design, construction, operations and maintenance, circuits, mask works, layouts, algorithms, trade secrets, computer programs, technology, ideas, know-how, processes, formulas, compositions, techniques, inventions (whether patentable or not), business and product development plans, customers and other information concerning Oncor's actual or anticipated business, research or development, or which is received in confidence by or for Oncor from any other person. Proprietary Information does not include information which OncorPharm demonstrates to Oncor's satisfaction, by written evidence, (i) is in the public domain by reason of prior publication not directly or indirectly resulting from any act or omission of OncorPharm, or
(ii) was already known to OncorPharm at the time of Oncor's disclosure to OncorPharm and which OncorPharm was free to use and disclose without restriction and without breach of any obligation to any person or entity.

            6. OncorPharm understands that this Agreement creates a relationship of confidence and trust between OncorPharm and Oncor with regard to Proprietary Information. At all times, both during the term of this Agreement and after its termination, OncorPharm will keep in confidence and trust and will not use or disclose any Proprietary Information without the prior written consent of an officer of Oncor, except as may be necessary in the ordinary course of performing the services to be provided under this Agreement. OncorPharm acknowledges that any disclosure or unauthorized use of Proprietary Information will constitute a material breach of this Agreement and cause substantial harm to Oncor for which damages would not be a fully adequate remedy, and, therefore, in the event of any such breach, in addition to other available remedies, Oncor shall have the right to obtain injunctive relief.

            7. All Proprietary Information and all patents, patent rights, copyrights, mask work rights, trade secret rights, moral rights and other rights in connection therewith shall be the sole property of Oncor. OncorPharm hereby assigns to Oncor any rights OncorPharm may have or acquire in such Proprietary Information.

            8. OncorPharm will promptly disclose in writing to Oncor all "Inventions", which includes all improvements, inventions, designs, formulas, works of authorship, mask works, computer programs, ideas, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or developed by OncorPharm, either alone or jointly with others, during the term of this Agreement in connection with the services provided hereunder or which relate to any Proprietary Information. OncorPharm will also disclose to Oncor all things that would be Inventions if made during the term of this Agreement, conceived, reduced to practice, or developed by OncorPharm within six (6) months of the termination of this Agreement which relate to any Proprietary Information or the subject matter of the services provided hereunder; provided that OncorPharm shall not be required to disclose items conceived and developed in the course of employment for a third party where OncorPharm
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is contractually precluded from disclosure. OncorPharm will not disclose
Inventions to any person outside Oncor unless requested to do so by an officer of Oncor.

            9. OncorPharm agrees that all Inventions which OncorPharm makes, conceives, reduces to practice or develops (in whole or in part, either alone or jointly with others) during the term of this Agreement in connection with the services to be provided hereunder or which relate to any Proprietary Information shall be the sole property of Oncor. OncorPharm agrees to assign and hereby assigns to Oncor all rights to any such Inventions. Oncor and shall be the sole owner of all patents, copyrights, moral rights and other intellectual property or other rights in connection therewith.

            10. OncorPharm agrees to perform, during and after the term of this Agreement, all acts deemed necessary or desirable by Oncor to permit and assist it in obtaining, maintaining, defending and enforcing patents, copyrights, mask work rights, trade secret rights, moral rights, or other rights on such Inventions and improvements in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. OncorPharm hereby irrevocably designates and appoints Oncor and its duly authorized officers and agents, as OncorPharm's agents and attorneys-in-fact to act for and on behalf and instead of OncorPharm, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by OncorPharm.

            11. This Agreement may be terminated by either Oncor or OncorPharm at any time, for any reason, with or without cause, by giving not less than thirty (30) days written notice to the other party; termination to be effective upon the expiration of the notice period.

            12. OncorPharm is an independent contractor and is solely responsible for all taxes, withholdings, and other similar statutory obligations, including, but not limited to, Workers' Compensation Insurance; and OncorPharm agrees to defend, indemnify and hold Oncor harmless from any and all claims made by any entity on account of an alleged failure by OncorPharm to satisfy any such tax or withholding obligations.

            13. OncorPharm has no authority to act on behalf of or to enter into any contract, incur any liability or make any representation on behalf of Oncor.

            14. OncorPharm's performance under this Agreement shall be conducted with due diligence and in full compliance with the highest professional standards of practice in the industry.

            15. OncorPharm agrees that any dispute as to the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of Maryland without regard to the conflict of laws provisions thereof. OncorPharm further agrees that if one or more provisions of this Agreement are held to be unenforceable under applicable Maryland law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be
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interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            16. This Agreement shall be binding upon Oncor and OncorPharm, and shall inure to the benefit of, the parties hereto and their respective heirs, successors, assigns, and personal representatives; provided, however, that this Agreement shall not be assignable by OncorPharm.

            17. All notices required or given herewith shall be addressed to Oncor or OncorPharm at the designated addresses shown below by registered mail, special delivery, or by certified courier service:

                  a.    To Oncor:

                        Oncor, Inc.
                        209 Perry Parkway
                        Gaithersburg, Maryland  20877
                        Attention: Chief Executive Officer

                  b.    To OncorPharm:

                        OncorPharm, Inc.
                        209 Perry Parkway
                        Gaithersburg, Maryland  20877
                        Attention: Chief Executive Officer

                  c:    With a copy in each case to:

                        Brobeck, Phleger & Harrison, LLP
                        1301 Avenue of the Americas
                        New York, New York  10019
                        Attention:  Richard R. Plumridge, Esq.

            18. This Agreement contains the entire understanding of the parties regarding its subject matter and can only be modified by a subsequent written agreement executed by both of the parties hereto.
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            IN WITNESS WHEREOF, the parties hereto duly executed this Services
Agreement on the day and year first above written.


                                  ONCORPHARM, INC., a Delaware corporation



                                  By: /s/ John L. Coker
                                      ----------------------------------------
                                      John L. Coker
                                      Vice President, Treasurer
                                      and Secretary



                                  ONCOR, INC., a Maryland corporation



                                  By: /s/ Stephen Turner
                                      ----------------------------------------
                                      Stephen Turner
                                      CEO and Chairman of the Board of Directors